NEWS RELEASE
                    Provident Financial Services (NYSE: PFS)
Contact:

Kenneth J. Wagner
Senior Vice President
Investor Relations
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, NJ  07306
201-915-5344


FOR IMMEDIATE RELEASE:  8:00 am EDT July 26, 2004

    Provident Financial Services, Inc. Announces Quarterly Earnings, Declares
       Quarterly Dividend and Announces Expanded Stock Repurchase Program

JERSEY CITY, NJ, July 26, 2004 - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $8.6 million for the three months ended June 30, 2004 and $18.9 million for the six months ended June 30, 2004 as compared to $8.8 million and $2.4 million, respectively, for the same periods in 2003. Net income for the six months ended June 30, 2003 reflected the one-time $15.6 million net of tax contribution to The Provident Bank Foundation. Basic and diluted earnings per share were $0.16 for the quarter and $0.34 for the six months ended June 30, 2004 as compared to basic earnings per share of $0.15 and $0.02, respectively, for second quarter 2003 and for the period from January 15, 2003, the date of the Company's stock conversion, through June 30, 2003.

The Company completed the acquisition of First Sentinel Bancorp, Inc. as of the close of business July 14, 2004. Pursuant to the terms of the Agreement and Plan of Merger, 60% of First Sentinel common stock was converted into Provident common stock at an exchange rate of 1.092 Provident shares per each First Sentinel share and 40% was converted into $22.25 in cash for each First Sentinel share. The aggregate consideration paid in the merger consisted of $251.9 million in cash and 18,540,662 shares of the Company's common stock.


DECLARATION OF QUARTERLY DIVIDEND
On July 22, 2004, the Company's Board of Directors declared a quarterly cash dividend of $0.06 per common share, consistent with the prior quarterly dividend. The dividend is payable on August 31, 2004 to stockholders of record as of the close of business on August 13, 2004.

AUTHORIZATION OF EXPANDED STOCK REPURCHASE PROGRAM
On July 22, 2004, the Company's Board of Directors authorized the expansion of the Company's stock repurchase program through the purchase of up to an additional 927,033 shares for a total stock repurchase program of 3,966,663 shares, or approximately 5%, of the Company's outstanding shares of common stock. This additional authorization is in recognition of the issuance of 18,540,662 shares in conjunction with the acquisition of First Sentinel Bancorp. Repurchases will be made from time to time and will be effectuated through open market purchases, unsolicited negotiated transactions, or in such other manner deemed appropriate by management. Completion of the expanded repurchase program will not be limited to a specific time period. The Company's repurchase activities will take into account SEC safe harbor rules and guidance for issuer repurchases.

The Company repurchased 85,000 shares of its common stock for the quarter ended June 30, 2004. Share repurchases were generally limited due to restrictions imposed on publicly traded companies during pending mergers.

"During the second quarter we pursued our key strategic initiatives of growing the loan portfolio with emphasis on commercial originations, maximizing core deposits and maintaining strong asset quality. On each front we made significant progress," said Paul M. Pantozzi, Provident's Chairman and CEO. "We also continued to increase recurring fee income while keeping total non-interest expense below the level of the previous quarter. Second quarter net earnings were impacted by margin compression due, in part, to the greater liquidity needed to pay the cash portion of our First Sentinel acquisition, which was completed on July 14. Our efforts remain focused on successful integration of operations, deepening of customer relationships and the attainment of earnings accretion."

Pantozzi added, "I'm pleased that the Board has approved an expanded stock repurchase program. This key aspect of our capital management plan can be pursued in earnest now that our merger transaction is complete."


Balance Sheet Summary

Total assets were $4.296 billion at June 30, 2004 as compared to $4.285 billion at December 31, 2003. As of June 30, 2004, net loans increased $144.0 million or 6.50% to $2.36 billion, total investments decreased $172.2 million or 10.31% to $1.50 billion, and cash and cash equivalents increased $32.2 million or 18.31% to $208.0 million compared to their respective balances at December 31, 2003.

Loan growth highlights for the six month period ended June 30, 2004 included a $77.5 million or 30.91% increase in commercial and industrial loans, a $49.1 million or 16.40% increase in consumer loans, and a $16.0 million or 2.50% increase in commercial real estate loans. The increase in consumer loans is largely attributable to an increase in indirect auto loans as well as home equity and home equity lines of credit.

Core deposits increased $50.1 million or 2.84% to $1.81 billion at June 30, 2004 as compared to $1.76 billion at December 31, 2003. This contributed to growth in total deposits of $47.9 million or 1.78% for the six months ended June 30, 2004. Core deposits as a percentage of total deposits increased to 66.07% at June 30, 2004 as compared to 65.39% at December 31, 2003. The Company's continued emphasis on core account generation has contributed to a 36 basis point reduction in the cost of deposits to 1.35% for second quarter 2004 compared to 1.71% for second quarter 2003. Compared to the trailing quarter, the cost of deposits was unchanged.

Total borrowed funds decreased $42.1 million or 5.71% to $694.3 million at June 30, 2004 compared to $736.3 million at December 31, 2003. Wholesale borrowings decreased $53.5 million or 7.74% to $638.2 million at June 30, 2004 compared to $691.7 million at December 31, 2003. Retail repurchase agreements increased $11.4 million to $56.1 million at June 30, 2004 compared to $44.7 million at December 31, 2003.


Results of Operations

Net Interest Margin

Net interest income decreased $485 thousand or 1.47% to $32.5 million for the three months ended June 30, 2004 compared to $32.98 million for the three months ended June 30, 2003. Total interest income decreased $1.7 million or 3.67% to $45.3 million for the three months ended June 30, 2004 compared to $47.0 million for the comparable quarter in 2003. Interest income on loans increased $1.1 million or 3.66% to $32.0 million for the three months ended June 30, 2004 compared to $30.9 million for the three months ended June 30, 2003. In preparation for payment of the cash portion of the merger consideration for First Sentinel Bancorp, Inc., investments were shifted to U.S. Treasury bills and other short-term securities. As a result, the weighted average yield on securities available for sale decreased to 3.25% at June 30, 2004 as compared to 3.62% at March 31, 2004. This contributed to a 22 basis point decrease in the net interest margin to 3.28% for the quarter ended June 30, 2004 compared to 3.50% for the quarter ended March 31, 2004, and the net interest margin decreased 13 basis points to 3.28% compared to 3.41% for the comparable period in 2003. The weighted average interest rate for interest-earning assets decreased 28 basis points to 4.58% for the three months ended June 30, 2004 compared to 4.86% for the three months ended June 30, 2003, and for the six months ended June 30, 2004, it decreased 32 basis points to 4.68% compared to 5.00% for the comparable period in 2003. Total interest expense decreased $1.2 million or 8.83% to $12.8 million for the three months ended June 30, 2004 compared to $14.0 million for the comparable quarter in 2003. For the six months ended June 30, 2004, interest expense decreased $3.6 million or 12.34% compared to the six months ended June 30, 2003. The weighted average interest rate for interest-bearing liabilities was 1.69% for the quarter ended June 30, 2004. This represents an increase of 2 basis points compared to the trailing quarter and a decrease of 24 basis points compared to the second quarter of 2003.

Non-Interest Income

Non-interest income was $6.7 million for the quarter and $14.4 million for the six months ended June 30, 2004. These results represent increases of $1.6 million or 30.92% and $3.8 million or 35.50%, respectively, as compared to the same three and six month periods in 2003. Fee income from retail deposits increased $1.1 million or 31.58% to $4.8 million for the three months ended June 30, 2004 compared to $3.7 million for the three months ended June 30, 2003. For the six months ended June 30, 2004, fee income from retail deposits increased $1.7 million or 22.40% to $9.4 million compared to $7.7 million for the comparable period in 2003. For the six months ended June 30, 2004, gain on sale of loans increased $735 thousand to $1.3 million compared to $577 thousand, and gains on securities transactions increased $739 thousand to $735 thousand compared to a loss of $4 thousand for the six months ended June 30, 2003.

Non-Interest Expense

For the three months ended June 30, 2004, non-interest expense increased $1.4 million or 5.59% to $26.1 million compared to $24.7 million for the three months ended June 30, 2003. Compared to the trailing quarter, non-interest expense decreased $589 thousand or 2.21%. For the three months ended June 30, 2004 stock-based compensation was $2.2 million, and for the six months ended June 30, 2004, stock-based compensation was $4.4 million. There were no expenses associated with these plans in the comparable periods in 2003. Employee Stock Ownership Plan expense for the six months ended June 30, 2004 increased $230 thousand to $1.5 million compared to $1.2 million for the six months ended June 30, 2003. For the six months ended June 30, 2004, expense associated with executive severance was $1.2 million. For the three months ended June 30, 2004, advertising expense increased $806 thousand or 96.53% to $1.6 million compared to $835 thousand for the three months ended June 30, 2003. For the six months ended June 30, 2004, advertising increased $1.5 million or 104.02% to $3.0 million compared to $1.5 million for the six months ended June 30, 2003. Advertising has been increased in support of the Company's focus on core deposit generation, small business lending, retail lending and expanding customer relationships in a competitive marketplace. For the quarter ended June 30, 2004, employee health insurance decreased $443 thousand or 38.86% compared to $1.1 million for the quarter ended June 30, 2003 due primarily to a decrease in claims. For the six months ended June 30, 2004, employee health insurance decreased $253 thousand or 11.70% to $1.9 million compared to $2.2 million for the six months ended June 30, 2003.

Asset Quality

Asset quality remains strong. Total non-performing loans as of June 30, 2004 were $4.0 million or 0.17% of loans compared to $4.4 million or 0.19% of total loans at March 31, 2004 and $5.7 million or 0.28% of total loans at June 30, 2003.

POST EARNINGS CONFERENCE CALL
Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Monday July 26, 2004 regarding highlights of the Company's second quarter 2004 financial results. The call can be accessed by dialing 1-800-299-8538 (Domestic) or 1-617-786-2902 (International) and stating the pass code number: 93708434. Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

FORWARD LOOKING STATEMENTS

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
                 June 30, 2004 (Unaudited) and December 31, 2003
                             (Dollars in Thousands)

                            Assets                                        June 30, 2004                 December 31, 2003
                                                                 ------------------------------   ---------------------------

Cash and due from banks                                          $                       90,655   $                   106,228
Federal funds sold                                                                       66,000                         --
Short-term investments                                                                   51,392                        69,624
                                                                 ------------------------------   ---------------------------
                  Total cash and cash equivalents                                       208,047                       175,852
                                                                 ------------------------------   ---------------------------

Investment securities (market value of $467,694                                         471,471                       517,789
        (unaudited) and $524,429 at June 30, 2004
        and December 31, 2003, respectively)

Securities available for sale, at fair value                                          1,025,938                     1,151,829
Federal Home Loan Bank stock                                                             31,955                        34,585

Loans                                                                                 2,381,702                     2,237,367
        Less allowance for loan losses                                                   20,920                        20,631
                                                                 ------------------------------   ---------------------------
                  Net loans                                                           2,360,782                     2,216,736
                                                                 ------------------------------   ---------------------------

Other real estate owned, net                                                                 32                            41
Banking premises and equipment, net                                                      47,297                        46,741
Accrued interest receivable                                                              16,187                        16,842
Intangible assets                                                                        23,575                        23,938
Bank owned life insurance                                                                73,444                        71,506
Other assets                                                                             37,666                        29,019
                                                                 ------------------------------   ---------------------------
                  Total assets                                   $                    4,296,394   $                 4,284,878
                                                                 ==============================   ===========================

                    Liabilities and Equity
Deposits:
        Demand deposits                                          $                      815,564   $                   774,988
        Savings deposits                                                                997,373                       987,877
        Certificates of deposit of $100,000 or more                                     161,181                       148,306
        Other time deposits                                                             769,801                       784,805
                                                                 ------------------------------   ---------------------------
                  Total deposits                                                      2,743,919                     2,695,976

Mortgage escrow deposits                                                                 12,591                        11,061
Borrowed funds                                                                          694,256                       736,328
Other liabilities                                                                        29,375                        24,394
                                                                 ------------------------------   ---------------------------
                  Total liabilities                                                   3,480,141                     3,467,759
                                                                 ------------------------------   ---------------------------

Stockholders' Equity:
  Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                  --                            --
  Common stock, $0.01 par value, 200,000,000 shares authorized,
  61,538,300 shares issued and 60,064,600 outstanding at June 30, 2004 and 61,538,300 shares issued and 60,600,100 shares outstanding at
  December 31, 2003, respectively                                                           615                           615
Additional paid-in capital                                                              608,281                       606,541
Retained earnings                                                                       336,418                       324,250
Accumulated other comprehensive income                                                   (2,154)                        6,416
Less: Treasury Stock at cost  (348,968 shares at June 30, 2004)                          (6,706)                           --
Less: Unallocated common stock held by
     Employee Stock Ownership Plan                                                      (77,257)                      (78,816)
Less: Common Stock acquired by the Stock Award Plan                                     (42,944)                      (41,887)
                                                                 ------------------------------   ---------------------------
                  Total stockholders' equity                                            816,253                       817,119
                                                                 ------------------------------   ---------------------------
                  Total liabilities and stockholders'
                      equity                                     $                    4,296,394   $                 4,284,878
                                                                 ==============================   ===========================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDAIRY
                        Consolidated Statement of Income
      Three Months and Six Months Ended June 30, 2004 and 2003 (Unaudited)
                             (Dollars in Thousands)

                                                         Three Months Ended             Six Months Ended
                                                               June 30                       June 30
                                                    ------------------------------ ----------------------------
                                                        2004           2003            2004          2003
                                                    ------------- ---------------- ------------- --------------
Interest income:
 Real estate secured loans                          $     23,539  $        20,815  $     47,305  $      42,192
 Commercial loans                                          3,728            5,504         7,026         11,058
 Consumer loans                                            4,761            4,577         9,396          9,389
 Investment securities                                     4,581            4,862         9,723          8,530
 Securities available for sale                             8,344           10,731        18,180         22,116
 Other short-term investments                                130              176           300            244
 Federal funds                                               234              379           374            693
                                                    ------------  ---------------  ------------  -------------
                   Total interest income                  45,317           47,044        92,304         94,222
                                                    ------------  ---------------  ------------  -------------

Interest expense:
 Deposits                                                  7,936           10,019        15,802         22,170
 Borrowed funds                                            4,885            4,044         9,604          6,812
                                                    ------------  ---------------  ------------  -------------
                   Total interest expense                 12,821           14,063        25,406         28,982
                                                    ------------  ---------------  ------------  -------------
                   Net interest income                    32,496           32,981        66,898         65,240

Provision for loan losses                                  1,050              300         1,650            900
                                                    ------------  ---------------  ------------  -------------

                   Net interest income after
                   provision for loan losses              31,446           32,681        65,248         64,340
                                                    ------------  ---------------  ------------  -------------

Non-interest income:
 Fees                                                      4,812            3,657         9,437          7,710
 Net gain (loss) on securities
    transactions                                             308               --           735             (4)
 Commissions                                                 136               87           246            158
 Bank owned life insurance                                   951              992         1,938          1,794
 Other income                                                509              394         2,016            949
                                                    ------------  ---------------- ------------  -------------
                   Total non-interest income               6,716            5,130        14,372         10,607
                                                    ------------  ---------------- ------------  -------------

Non-interest expense:
 Salaries and employee benefits                           14,074           12,621        28,482         24,646
 Net occupancy expense                                     3,720            3,425         7,518          6,835
 Federal deposit insurance                                   103              126           206            234
 Data processing expense                                   1,824            1,655         3,664          3,273
 Advertising and promotion expense                         1,641              835         3,044          1,492
 Amortization of intangibles                                 573              939         1,095          2,134
 Other operating expenses                                  4,142            5,096         8,734          9,612
 Contribution to The Provident Bank Foundation                --               --            --         24,000
                                                    ------------  ---------------  ------------  -------------
                   Total non-interest expense             26,077           24,697        52,743         72,226
                                                    ------------  ---------------  ------------  -------------

                   Income before income tax
                   expense                                12,085           13,114        26,877          2,721

Income tax expense                                         3,504            4,276         8,002            326
                                                    ------------  ---------------- ------------  -------------
                   Net income                       $      8,581  $         8,838  $     18,875  $       2,395

==
Basic Earnings Per Share                                   $0.16            $0.15         $0.34          $0.02
Average basic shares outstanding                      54,733,527       59,655,159    54,791,399     59,655,159

Diluted Earnings Per Share                                 $0.16                          $0.34
Average diluted shares outstanding                    54,733,609                     55,092,056


                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data)(unaudited)

                                                            At or for the Three              At or for the
                                                                Months Ended                Six Months Ended
                                                                  June 30                       June 30
                                                                  -------                       -------


                                                                   2004          2003           2004           2003
                                                                   ----          ----           ----           ----
INCOME STATEMENT:
Net Interest Income                                             $32,496       $32,981        $66,898        $65,240
Provision for Loan Losses                                         1,050           300          1,650            900
Non-interest Income                                               6,716         5,130         14,372         10,607
Non-interest Expense                                             26,077        24,697         52,743         72,226
Income before income tax expense                                 12,085        13,114         26,877          2,721
Net Income                                                        8,581         8,838         18,875          2,395
Basic Earnings Per Share (1)                                      $0.16         $0.15          $0.34          $0.02
Diluted Earnings Per Share (1)                                    $0.16                        $0.34
Interest Rate Spread                                               2.89%         2.93%          3.00%          2.94%
Net Interest Margin                                                3.28%         3.41%          3.39%          3.46%

PROFITABILITY:
Return on average assets                                           0.81%         0.86%          0.89%          0.12%
Return on average equity                                           4.21%         3.97%          4.65%          0.60%
Operating expense to
    average assets                                                 2.45%         2.39%          2.50%          3.60%
Efficiency ratio (net of foundation expense) (2)                  66.50%        64.80%         64.90%         63.58%

ASSET QUALITY:
Non-performing loans                                                                           3,986          5,723
Other real estate owned                                                                           32          1,834
Non-performing loans to
    total loans                                                                                 0.17%          0.28%
Non-performing assets to
    total assets                                                                                0.09%          0.18%
Allowance for loan losses                                                                     20,920         21,517
Allowance for loan losses to
    non-performing loans                                                                      524.84%        375.97%
Allowance for loan losses to
    total loans                                                                                 0.88%          1.06%

AVERAGE BALANCE SHEET DATA:
Assets                                                       $4,252,727    $4,134,273     $4,241,480     $4,049,687
Loans, net                                                    2,290,966     1,985,482      2,247,879      1,984,339
Earnings Assets                                               3,981,525     3,882,835      3,965,092      3,802,266
Core Deposits                                                 1,768,765     1,628,895      1,755,395      1,648,440
Borrowings                                                      693,534       580,374        691,009        498,662
Interest-Bearing Liabilities                                  3,058,327     2,929,071      3,046,419      2,845,000
Stockholders' Equity                                            814,845       889,518        816,443        808,624
Average yield on interest-
    earning assets                                                 4.58%         4.86%          4.68%          5.00%

Average cost of interest
    bearing liabilities                                            1.69%         1.93%          1.68%          2.05%

CAPITAL:
Leverage capital                                                  18.82%        20.48%         18.82%         20.48%
Total-risk based capital                                          30.12%        34.29%         30.12%         34.29%
Average equity to
    average assets                                                19.16%        21.52%         19.25%         19.97%

Notes
(1) Basic and Diluted Earnings Per Share for the six months ended June 30, 2003, includes the results of operations from January 15, 2003, the date we completed our Plan of Conversion in the amount of $1,415,000.

(2) Efficiency Ratio Calculation
                                                          6/30/2004      6/30/2003     6/30/2004       6/30/2003
                                                       ------------    -----------   -----------       ---------
Net Interest Income                                        $32,496        $ 32,981     $  66,898       $ 65,240
Non Interest Income                                          6,716           5,130        14,372         10,607
                                                       ------------    -----------   -----------       --------
Total Income:                                             $ 39,212        $ 38,111     $  81,270       $ 75,847
                                                       ===========     ===========   ===========       ========

Non-Interest Expense:                                     $ 26,077        $ 24,697     $  52,743       $ 72,226
LESS: Provident Bank Charitable Foundation Donation             --              --            --        (24,000)
                                                       -----------     -----------   -----------       --------
Adjusted Non-Interest Expense                             $ 26,077        $ 24,697     $  52,743       $ 48,226
                                                       ===========     ===========   ===========       ========

    Expense/Income:                                         66.50%          64.80%        64.90%         63.58%
                                                       ===========     ===========   ===========       ========

Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS

(Unaudited)                                               June 30, 2004                        March 31, 2004
                                                          -------------                        --------------
(Dollars in Thousands)                            Average                   Average       Average                Average
                                                  Balance      Interest      Yield        Balance    Interest     Yield
                                             ---------------------------------------   ---------------------------------
Interest-Earning Assets:
   Fed Funds Sold and
        Other Short-Term Investments          $      147,058 $        364      1.00%   $   115,370 $      310     1.08%
   Investment Securities (1)                         494,080        4,581      3.73%       515,636      5,142     4.01%
   Securities Available for Sale                   1,017,331        8,213      3.25%     1,079,578      9,723     3.62%
   Federal Home Loan bank Stock                       32,090          131      1.64%        33,282        113     1.37%
   Net Loans (2)
        Total Mortgage Loans                       1,625,142       23,539      5.83%     1,650,565     23,766     5.79%
        Total Commercial Loans                       342,126        3,728      4.38%       251,734      3,298     5.27%
        Total Consumer Loans                         323,698        4,761      5.92%       302,494      4,635     6.16%
                                               -------------  -----------              ----------- ----------
        Total Interest Earning Assets         $    3,981,525       45,317      4.58%   $ 3,948,659     46,987     4.79%
                                               -------------  -----------              ----------- ----------

Non-Interest Earning Assets:
   Cash and Due from Banks                            81,782                                83,845
   Other Assets                                      189,420                               197,680
                                               -------------                           -----------
            TOTAL ASSETS                      $    4,252,727                           $ 4,230,184
                                               =============                           ===========

Interest-Bearing Liabilities:
   Demand Deposits                            $      436,910          821      0.76%   $   426,495        767     0.72%
   Savings Deposits                                  990,032        2,200      0.89%       978,051      2,162     0.89%
   Time Deposits                                     937,851        4,915      2.11%       941,481      4,937     2.11%
                                               -------------  -----------              ----------- ----------
            TOTAL DEPOSITS                         2,364,793        7,936      1.35%     2,346,027      7,866     1.35%
                                               -------------  -----------              ----------- ----------

   Borrowed Funds                                    693,534        4,885      2.83%       688,484      4,719     2.76%
                                               -------------  -----------              ----------- ----------
          TOTAL BORROWINGS                           693,534        4,885      2.83%       688,484      4,719     2.76%
                                               -------------  -----------              ----------- ----------
         Total Interest-Bearing Liabilities   $    3,058,327       12,821      1.69%   $ 3,034,511     12,585     1.67%
                                               ------------- ------------              ----------- ----------

Non-Interest Bearing Liabilities                     379,555                               377,633
                                               -------------                           -----------
             TOTAL LIABILITIES                     3,437,882                             3,412,144
Equity                                               814,845                               818,040
                                               -------------                           -----------
            TOTAL LIAB & CAPITAL              $    4,252,727                           $ 4,230,184
                                               =============                           ===========

Net Interest Income                                          $     32,496                          $   34,402
                                                              ===========                          ==========

Net interest rate spread                                                       2.89%                              3.12%
                                                                               ====                               ====
Net interest-earning assets                   $      923,198                           $   914,148
                                               =============                           ===========

Net Interest Margin (3)                                                        3.28%                              3.50%
                                                                               ====                               ====
Ratio of interest-earning assets to
      total interest-bearing liabilities                1.30x                                 1.30x
                                               =============                           ===========

----------------------------------------------

   (1)  Average oustanding balance amounts shown are amortized cost.
   (2) Average outstanding balances shown net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3)  Net interest income divided by average interest-earning assets.

   The following table summarizes the net interest margin for the previous year, inclusive.


                                                 06/30/04      03/31/04    12/31/03     09/30/03   06/30/03
                                                 2nd Qtr.      1st Qtr.    4th Qtr.     3rd Qtr.    2nd Qtr.
                                                 --------      --------    --------     --------    --------
Interest-Earning Assets:
   Securities                                      3.16%         3.53%       3.48%        2.84%      3.38%
   Net Loans                                       5.62%         5.78%       5.70%        5.99%      6.31%
     Total Interest-Earning Assets                 4.58%         4.79%       4.67%        4.48%      4.86%

Interest-Bearing Liabilities:
   Total Deposits                                  1.35%         1.35%       1.37%        1.47%      1.71%
   Total Borrowings                                2.83%         2.76%       2.61%        2.80%      2.79%
      Total Interest-Bearing Liabilities           1.69%         1.67%       1.64%        1.75%      1.93%

Interest Rate Spread                               2.89%         3.12%       3.03%        2.73%      2.93%
Net Interest Margin                                3.28%         3.50%       3.41%        3.14%      3.41%
Ratio of interest-earning assets to
      total interest-bearing liabilities           1.30x         1.30x        1.30x       1.31x      1.33x

Average YTD Balance
NET INTEREST MARGIN ANALYSIS

(Unaudited)                                                June 30, 2004                        June 30, 2003
                                                           -------------                        -------------
(Dollars in Thousands)                             Average                   Average      Average                Average
                                                   Balance      Interest      Yield       Balance     Interest    Yield
                                               -------------------------------------   ---------------------------------
Interest-Earning Assets:
   Fed Funds Sold and
        Other Short-Term Investments           $      131,214 $        674     1.03%   $    161,239  $     937     1.17%
   Investment Securities (1)                          504,858        9,723     3.87%        407,750      8,530     4.22%
   Securities Available for Sale                    1,048,455       17,935     3.44%      1,247,408     21,708     3.51%
   Federal Home Loan bank Stock                        32,686          245     1.51%         22,635        408     3.63%
   Net Loans (2)
        Total Mortgage Loans                        1,637,212       47,305     5.81%      1,279,894     42,192     6.65%
        Total Commercial Loans                        296,808        7,026     4.76%        415,321     11,058     5.37%
        Total Consumer Loans                          313,859        9,396     6.02%        268,019      9,389     7.06%
                                               -------------- ------------             ------------  ---------
        Total Interest Earning Assets          $    3,965,092       92,304     4.68%   $  3,802,266     94,222     5.00%
                                               -------------- ------------             ------------  ---------

Non-Interest Earning Assets:
   Cash and Due from Banks                             82,814                                81,319
   Other Assets                                       193,574                               166,102
                                               --------------                          ------------
            TOTAL ASSETS                       $    4,241,480                          $  4,049,687
                                               ==============                          ============

Interest-Bearing Liabilities:
   Demand Deposits                             $      431,703        1,613     0.75%   $    401,145      1,955     0.98%
   Savings Deposits                                   984,036        4,362     0.89%        923,391      6,928     1.51%
   Time Deposits                                      939,671        9,827     2.10%      1,021,802     13,287     2.62%
                                               -------------- ------------             ------------  ---------
            TOTAL DEPOSITS                          2,355,410       15,802     1.35%      2,346,338     22,170     1.91%
                                               -------------- ------------             ------------  ---------

   Borrowed Funds                                     691,009        9,604     2.79%        498,662      6,812     2.75%
                                               -------------- ------------             ------------  ---------
          TOTAL BORROWINGS                            691,009        9,604     2.79%        498,662      6,812     2.75%
                                               -------------- ------------             ------------  ---------
         Total Interest-Bearing Liabilities:   $    3,046,419       25,406     1.68%   $  2,845,000     28,982     2.05%
                                               -------------- ------------             ------------  ---------

Non-Interest-Bearing Liabilities                      378,618                               396,063
                                               --------------                          ------------
             TOTAL LIABILITIES                      3,425,037                             3,241,063
Equity                                                816,443                               808,624
                                               --------------                          ------------
            TOTAL LIAB & CAPITAL               $    4,241,480                          $  4,049,687
                                               ==============                          ============

Net Interest Income                                           $     66,898                           $  65,240
                                                              ============                           =========

Net interest rate spread                                                       3.00%                               2.94%
                                                                               ====                                ====
Net interest-earning assets                    $      918,673                          $    957,266
                                               ==============                          ============

Net Interest Margin (3)                                                        3.39%                               3.46%
                                                                               ====                                ====
Ratio of interest-earning assets to
      total interest-bearing liabilities                 1.30x                                 1.34x
                                               ==============                          ============

--------------------------------------------

   (1) Average oustanding balance amounts shown are amortized cost.
   (2) Average outstanding balances shown net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3)  Net interest income divided by average interest-earning assets.

   The following table summarizes the net interest margin for the previous year, inclusive.

                                                           Six Months Ended
                                                  06/30/04      06/30/03    06/30/02
Interest-Earning Assets:
   Securities                                       3.35%         3.46%      4.91%
   Net Loans                                        5.70%         6.43%      7.12%
     Total Interest-Earning Assets                  4.68%         5.00%      6.46%

Interest-Bearing Liabilities:
   Total Deposits                                   1.35%         1.91%      2.57%
   Total Borrowings                                 2.79%         2.75%      4.33%
      Total Interest-Bearing Liabilities            1.68%         2.05%      2.72%

Interest Rate Spread                                3.00%         2.94%      3.74%
Net Interest Margin                                 3.39%         3.46%      4.11%
Ratio of interest-earning assets to
      total interest-bearing liabilities            1.30x         1.34x       1.16x